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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the use of our estimates of proved reserves and future cash flows of Pinnacle Gas Resources, Inc. (the "Company") as of December 31, 2003, 2004, 2005 and 2006 and February 28, 2007 and information based on our reserve reports in this Amendment No. 6 to Form S-1 Registration Statement and any amendments thereto (collectively, the "Registration Statement") and the prospectus to which the Registration Statement is related. We also consent to the reference to us under the heading "Experts" in such Registration Statement and the prospectus to which the Registration Statement is related.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. LANCE BINDER G. Lance Binder, P.E. Executive Vice President

Dallas, Texas
August 21, 2007

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS